EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 12, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (January 2010 – December 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.1%	-1.1%	4.8%	4.8%	-1.8%	-3.0%	1.1%	-3.0%	10.4%	-28.6%	-0.2	-0.4
B**	-1.1%	-1.1%	4.3%	4.3%	-2.4%	-3.6%	0.3%	-3.6%	10.4%	-29.9%	-0.3	-0.5
Legacy 1***	-1.1%	-1.1%	6.7%	6.7%	0.2%	-1.0%	N/A	-1.0%	10.3%	-23.7%	0.0	-0.1
Legacy 2***	-1.1%	-1.1%	6.6%	6.6%	0.0%	-1.3%	N/A	-1.3%	10.3%	-24.4%	-0.1	-0.2
Global 1***	-1.1%	-1.1%	7.3%	7.3%	0.8%	-1.3%	N/A	-1.3%	9.8%	-21.9%	-0.1	-0.2
Global 2***	-1.1%	-1.1%	7.1%	7.1%	0.6%	-1.5%	N/A	-1.5%	9.8%	-22.4%	-0.1	-0.2
Global 3***	-1.2%	-1.1%	5.6%	5.6%	-1.0%	-3.2%	N/A	-3.2%	9.8%	-26.2%	-0.3	-0.4

S&P 500 Total Return Index****	-3.5%	-3.1%	10.5%	10.5%	19.3%	14.8%	7.4%	14.8%	13.1%	-16.3%	1.1	1.8
Barclays Capital U.S. Long Gov Index****	3.5%	2.6%	24.5%	24.5%	4.2%	9.8%	7.5%	9.8%	11.1%	-15.5%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	23%					23%
Energy	7%	Short	Heating Oil	2.4%	Short	7%	Short	Heating Oil	2.4%	Short
			Brent Crude Oil	1.4%	Short			Brent Crude Oil	1.4%	Short
Grains/Foods	10%	Short	Sugar	1.9%	Short	10%	Short	Sugar	1.9%	Short
			Soybeans	1.5%	Long			Soybeans	1.5%	Long
Metals	6%	Short	Gold	1.3%	Short	6%	Short	Gold	1.3%	Short
			Copper	0.9%	Short			Copper	1.0%	Short
FINANCIALS	77%					77%
Currencies	22%	Long $	Euro	5.2%	Short	22%	Long $	Euro	5.2%	Short
			Japanese Yen	4.1%	Short			Japanese Yen	4.1%	Short
Equities	30%	Long	S&P 500	8.5%	Long	30%	Long	S&P 500	8.5%	Long
			Nikkei 225 Index	2.8%	Long			Nikkei 225 Index	2.8%	Long
Fixed Income	25%	Long	U.S. 10-Year Treasury Notes	3.4%	Long	25%	Long	U.S. 10-Year Treasury Notes	3.4%	Long
			U.S. Treasury Bonds	3.2%	Long			U.S. Treasury Bonds	3.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined over 12% to a 5-year low due to the combination of excessive supplies and weak demand.  Natural gas markets finished lower following forecasts for warm temperatures in December.

Grains/Foods
U.S. grains markets rose after the U.S. Department of Agriculture reported strong demand for U.S. crops from ethanol producers and international buyers.  Higher prices were also supported by concerns surrounding crop output in Ukraine.  Coffee and sugar prices fell, driven lower after rainfall in Brazil eased recent supply concerns.

Metals
Precious metals markets rallied after large downturns in global equities increased demand for safe-haven assets.  Prices were also supported by beliefs monetary easing would continue in Europe and Asia into 2015.  Copper markets rose almost 1% due to bullish U.S. retail sales and employment data and on speculation China will continue to take actions to stimulate its growth.

Currencies
The Japanese yen rallied sharply against the U.S. dollar amidst concerns surrounding Chinese growth and global equity market weakness which boosted demand for safe-haven currencies.  The yen was also supported by investors who attempted to lock-in profits from recent downtrends.  The U.S. dollar was driven lower by uncertainty surrounding the upcoming Federal Reserve meeting.

Equities
Global equity markets declined sharply, pressured by severe declines in the energy sector, concerns surrounding the growth outlook in Europe and China and by investors liquidating positions to lock-in profits for 2014.

Fixed Income
U.S. Treasury markets rose sharply as equity market declines caused a surge in demand for safe-haven assets.  German Bund prices also moved higher, supported by renewed concerns surrounding the Greek economy.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.